Exhibit 10.50

SHELF REGISTRATION AGREEMENT

AGREEMENT, dated as of January 19, 2006 by and among Endo Pharmaceuticals Holdings Inc. (the “Company”), Endo Pharma LLC (the “LLC”) and the management stockholders signatory hereto (the “Management Stockholders”, and together with the Company and the LLC, the “Parties”).

                WHEREAS, pursuant to Section 1.4 of the shelf registration agreement, dated April 30, 2004, as amended on June 10, 2004, between the Company and the LLC, the Company and the LLC agreed to execute further shelf registration agreements in the event the Company determined to file any additional shelf registration statements;

WHEREAS, the Company has offered to file a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) to register shares of the Company’s common stock, par value $.01 (the “Common Stock”) for resale by the LLC and other stockholders of the Company (the “Shelf Registration Statement”);

                WHEREAS, the LLC has certain registration rights pursuant to a registration rights agreement, by and among the Company and the LLC dated July 17, 2000 and as amended as of June 30, 2003 (the “Registration Rights Agreement”), and the Management Stockholders have other registration rights pursuant to a management stockholders agreement dated as of July 14, 2000, as amended and restated on July 7, 2003, as amended on June 28, 2004 and on September 19, 2005, by and among the Company, the LLC and the parties named therein (the “Management Stockholders Agreement”);

                WHEREAS, the Parties desire to enter into this Agreement in connection with the Company’s filing of the Shelf Registration Statement;

NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I

Section 1.1             Shelf Registration Statement               On the date hereof, the Company filed with the Commission a Shelf Registration Statement to register an indeterminate number of shares of the Company’s Common Stock and agrees that the Shelf Registration Statement would provide for the resale of shares of Common Stock held by the LLC (the “LLC Shares”) (including shares of Common Stock to be sold on behalf of its members and those to be transferred to the Management Stockholders upon exercise of their LLC stock options and sold by the Management Stockholders) and shares of Common Stock held by other stockholders of the Company, as determined by the Company and the LLC (together with the LLC and the Management Stockholders, the “Selling Stockholders”), from time to time, in one or more of the following types of transactions: (i) underwritten offerings; (ii) block transactions; (iii) derivative transactions with third parties; or (iv) other types of hedging transactions (each a “Take-down Transaction”).

Section 1.2             Demand Right         In consideration of the Company filing the Shelf Registration Statement, the LLC agrees to reduce by one the number of demand registration rights available to it pursuant to the Registration Rights Agreement.  Furthermore, the Company, the LLC and the Management Stockholders hereby agree that neither the filing nor the effectiveness of the Shelf Registration Statement or any transaction consummated under the Shelf Registration Agreement constitutes a demand under Section 1.1 of the Registration Rights Agreement nor do such actions trigger any rights accorded to Management Stockholders under Section 6.1 of the Management Stockholders Agreement.

Section 1.3             Procedures for Shelf Registration   The procedures for any Take-down Transaction, including those relating to the allocation of shares of Commons Stock for sale by the Management Stockholders, will be in conformity with those set forth in the Registration Rights Agreement and the Executive Stockholders Agreement and shall apply to any sales of Common Stock sold in a Take-down Transaction and that the provisions set forth in Section 3(h), the paragraph immediately following Section 3(o) and the last paragraph of Section 3 of the Registration Rights Agreement shall apply to the Shelf Registration Statement.

Section 1.4             Waiver  The LLC hereby agrees to waive the provisions set forth in Section 2 of the Registration Rights Agreement in connection with any Take-down Transaction.

Section 1.5             Additional Shelf Registrations Statements  The parties agree that, in the event the Company determines to, or the LLC requests the Company to and the Company in its reasonable judgment agrees to, file any additional shelf registration statements (each an “Additional Registration Statement”) providing for the resale by the LLC of Common Stock, they will enter into an agreement substantially similar to this Agreement with respect to such Additional Registration Statement, provided, however, the parties also agree to enter good faith negotiations to amend and restate the Registration Rights Agreement to reflect the understandings set forth in this Agreement as well as any other modifications and amendments as the parties deem appropriate.

Section 1.8             Delay and Suspension Rights  Upon a good faith determination by a majority of the Board of Directors of the Company that it is in the best interests of the Company for reasons including, but not limited to, those under Section 3(h) of the Registration Rights Agreement, to (i) suspend the use of a Shelf Registration Statement following the effectiveness of a Shelf Registration Statement, or (ii) with respect to any demand or other request to sell Common Stock registered under a Shelf Registration Statement, delay an offering of Common Stock, then the Company, by notice to the Selling Stockholders, may suspend sales of the Common Stock pursuant to the Shelf Registration Statement for a reasonable period as determined by the Board of Directors of the Company.

ARTICLE II

Section 2.1             Governing Law  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would dictate the application of the laws of another jurisdiction.

Section 2.2             Counterparts         This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.

Section 2.3             Termination  This Agreement shall terminate on the later of (i) three years from the date of effectiveness of the Shelf Registration Statement or (ii) 30 days after the last share of Common Stock registered for the account of the LLC is sold pursuant to the Shelf Registration Statement.

Section 2.4             Entire Agreement; No Third Party Beneficiaries  This Agreement is the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

* * * * *

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first written above.

ENDO PHARMA LLC

By:	/s/ Michael B. Goldberg
Name:	Michael B. Goldberg

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Jeffrey R. Black
Name: Jeffrey R. Black
Title: Executive Vice President, Chief Financial Officer and Treasurer

THE MANAGEMENT STOCKHOLDERS

/s/ Carol A. Ammon
Name: Carol A. Ammon

/s/ Jeffrey R. Black
Name: Jeffrey R. Black

/s/ David A.H. Lee
Name: David A.H. Lee

/s/ Caroline B. Manogue
Name: Caroline B. Manogue

/s/ Peter A. Lankau
Name: Peter A. Lankau

/s/ Mariann T. MacDonald
Name: Mariann T. MacDonald